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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

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                    Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

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     Knight/Trimark Group, Inc.(the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

          (1) The name of the Corporation is Knight/Trimark Group, Inc. The Corporation was originally incorporated under the name Knight/Trimark Group, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on April 14, 1998.

          (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.
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          (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

          (4) Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the GCL, each share of the Corporation's common stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into one share of validly issued, fully paid, and non-assessable Class A Common Stock authorized by subparagraph (a) of Article FOURTH of this Amended and Restated Certificate of Incorporation (totaling 40 shares of Class A Common Stock), without any action by the holder thereof (the "Reclassification"). Each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified.

          (5) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

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     FIRST:  The name of the Corporation is Knight/Trimark Group, Inc. (the
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"Corporation").

     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware (the "GCL").

     FOURTH:  (a)  Authorized Capital Stock.  The total number of shares of
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stock which the Corporation shall have authority to issue is 240,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of class A common stock, par value $.01 per share (the "Class A Common Stock"), (ii) 20,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and
(iii) 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

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          (b) Common Stock.  The powers, preferences and rights, and the
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qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

              (1) Ranking.  Except as otherwise expressly provided in this
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Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Class A Common Stock and holders of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

              (2) Voting Rights of Class A Common Stock.  Except as otherwise
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expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the

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relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name on the stock transfer records of the Corporation.

          (3) Voting Rights of Class B Common Stock.  Except as otherwise
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expressly required by law, holders of Class B Common Stock shall have no voting rights.

          (4) No Cumulative Voting.  The holders of shares of Class A Common
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Stock shall not have cumulative voting rights.

          (5) Dividends; Stock Splits.  Subject to the rights of the holders of
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Preferred Stock, and subject to any other provisions of this Amended and
Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Holders of Class B Common Stock shall in no event receive dividends or distributions in the form of Class A Common Stock or other voting securities or rights, options or

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warrants to purchase Class A Common Stock or other voting securities. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Class A Common Stock or other voting securities of the Corporation or shares of Class B Common Stock, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or to purchase shares of Class B Common Stock or securities convertible into or exchangeable for shares of Class A
Common Stock or other voting securities of the Corporation or shares of Class B Common Stock) is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Class A Common Stock or other voting securities of the Corporation or shares of Class B Common Stock, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or to purchase shares of Class B Common Stock, or securities convertible into or exchange-

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able for shares of Class A Common Stock or other voting securities of the
Corporation is paid or declared on shares of Class A Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Class B Common Stock, in an equal amount per share; provided,
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that, for this purpose, if shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or non-voting securities identical in all other respects to the other voting securities paid on the shares of Class A Common Stock or rights, options or warrants to purchase shares of Class B Common Stock or such other non-voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other non-voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or

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reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

          (6) Liquidation, Dissolution, etc.  In the event of any liquidation,
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dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

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          (7) Merger, etc.  In the event of a merger or consolidation of the
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Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration without regard to class.

          (8) No Preemptive or Subscription Rights.  No holder of shares of
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Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

          (9) Power to Sell and Purchase Shares.  Subject to the requirements of
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applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time

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to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          (10) At any time and from time to time each holder of Class A Common Stock shall be entitled to convert any or all of such holder's shares into the same number of shares of Class B Common Stock, and each holder of Class B Common Stock shall be entitled to convert any or all of such holder's shares into the same number of shares of Class A Common Stock; provided, however, that,
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notwithstanding anything to the contrary contained in this paragraph, no person subject to the provisions of Regulation Y shall, and no person shall permit any of its Regulation Y Affiliates to, convert any shares of Class B Common Stock into shares of Class A Common Stock, if after giving effect to such conversion, such person would own or control or have owned or controlled shares of Class A Common Stock, including all shares of Class A Common Stock held by such person while such person was subject to Regulation Y, representing 5% or more of the outstanding Class A Common Stock; Provided, Further, that any person subject to
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Regulation Y shall, and any such person shall permit any of its Regulation Y
Affiliates to, transfer

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Class B Common Stock only to an unaffiliated third party (a) in a widely dispersed public offering, (b) to one or more investors, in one or more transac-tions, none of whom, after such purchase would hold more than 2% of the voting securities of the Corporation then outstanding assuming that the Class B Common Stock being transferred to such investor has been fully converted by such investor, (c) to any person that already controls the Corporation prior to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) of the Securities Act of 1933, as amended, or (e) in any other transaction approved in advance by the Federal Reserve System. "Regulation Y Affiliate" shall mean, with respect to any person subject to Regulation Y, (i) if such person is a bank holding company, any company directly or indirectly Controlled by such Bank Holding Company, and (ii) otherwise, the bank holding company that Controls such person and any company (other than such Person) directly or indirectly Controlled by such bank holding company. "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System or any successor regulation.

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          (c) Preferred Stock.  The Board of Directors is hereby expressly
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authorized to provide for the issuance of all or any shares of the Preferred
Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at

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such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

     FIFTH:  The following provisions are inserted for the management of the
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business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

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          (d) Subject to the terms of any one or more classes or series of
Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the

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terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the
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stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH:  No director shall be personally liable to the Corporation or any of
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its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the

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Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     SEVENTH:  The Corporation shall indemnify its directors and officers to the
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fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided,
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however, that, except for proceedings to enforce rights to indemnification, the
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Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEV-

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ENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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     EIGHTH:  Meetings of stockholders may be held within or without the State
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of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH:  Any action required or permitted to be taken by the stockholders
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of the Corporation must be effected at a duly called Annual or Special Meeting of Stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing.

     TENTH:  In furtherance and not in limitation of the powers conferred upon
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it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by

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the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

     ELEVENTH:  The Corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Amended and Restated Certificate of
Incorporation in the manner now or hereafter prescribed by statute and all rights herein conferred upon stockholders are granted subject to such reservation.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be executed on its behalf this ~Date day of ~Month, ~Year.

                                     Knight/Trimark Group, Inc.



                                     By:________________________
                                     Name:
                                     Title:

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